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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

General Scanning GmbH              Jurisdiction of Incorporation:
                                                          Germany

General Scanning Asia Pacific Limited
                                   Jurisdiction of Incorporation:
                                                          Hong Kong

General Scanning Japan K.K.        Jurisdiction of Incorporation:
                                                          Japan

GSI Export Corporation             Jurisdiction of Incorporation:
                                                          U.S. Virgin Islands

General Scanning France SARL       Jurisdiction of Incorporation:
                                                          France

General Scanning Limited           Jurisdiction of Incorporation:
                                                          United Kingdom

General Scanning Securities Corporation
                                   Jurisdiction of Incorporation:
                                                          Massachusetts,
                                                          United States

View Engineering, Inc.             Jurisdiction of Incorporation:
                                                          California, United
                                                          States